UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2012

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1550
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2012, James M. Delaney retired from the Board of Directors (the “Board”) of Associated Estates Realty Corporation (the “Company”).  Mr. Delaney had served as a director since 1999 and as the Chairman of the Audit Committee for the 12 years immediately preceding his retirement.  Mr. Delaney’s retirement was consistent with the Board’s retirement policy contained in the Company’s Corporate Governance Guidelines.

On February 23, 2012, the Board appointed James J. Sanfilippo to fill the vacancy on the Board created by Mr. Delaney’s retirement.  Mr. Sanfilippo was also appointed as Chairman of the Audit Committee and as a member of the Nominating and Corporate Governance and Executive Compensation Committees of the Board, all for an initial term ending on the date of the Company’s 2012 Annual Meeting of Shareholders.  In addition, the Board determined that Mr. Sanfilippo is a “financial expert” within the meaning of Item 401 of Regulation S-K under the Securities Act of 1933.  Mr. Sanfilippo served as office managing partner of Grant Thornton LLP, Cleveland, Ohio, from 1988 through July 31, 2007, having joined the firm in 1973.  During his career with Grant Thornton, Mr. Sanfilippo served as the lead audit partner to both public and private companies and has consulted on various accounting and auditing matters as well as Sarbanes Oxley 404 compliance.

Following his retirement, Mr. Sanfilippo served as a consultant to Grant Thornton LLP from August 1, 2009 until December 31, 2011.  Mr. Sanfilippo is a member of the American Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants. He also serves as a member of the Advisory Council for the Department of Accounting for Kent State University and the Development Board for Chanel High School.  Mr. Sanfilippo is also a former board member of Business Volunteers Unlimited, Cleveland Grand Prix Charities, American Cancer Society, Big Brothers/Big Sisters, Cleveland Hearing and Speech Center and Lakewood Country Club.  Mr. Sanfilippo earned a degree in Business Administration from Kent State University and has been a CPA for over 30 years.

Mr. Sanfilippo will receive the following compensation for his services as director and Chairman of the Audit Committee for the period February 23, 2012 through May 9, 2012:  (i) a grant of restricted shares under the Company’s 2011 Equity-Based Award Plan with a value of $12,500 that will vest in May 2014, subject to Mr. Sanfilippo’s continuing service on the Board; and (ii) cash fees of $18,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

/s/ Lou Fatica
Lou Fatica, Vice President
February 24, 2012	Chief Financial Officer and Treasurer

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